SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2005

VISTULA COMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement with Executive Management Services Limited

On August 17, 2005, we entered into a Consulting Agreement (the “Agreement”) with Executive Management Services Limited (“EMS”) under which EMS agrees to provide the services of Rupert Galliers-Pratt, our President, Chief Executive Officer and Chairman of the Board of Directors, to the company.  Under the Agreement, Mr. Galliers-Pratt will continue to serve as our President and Chief Executive Officer.  The Agreement provides that we shall pay EMS annual consulting fees of $240,000 as consideration for these services.

The Agreement has an initial term of two years.  The term of the Agreement shall be automatically extended for additional periods of one year unless either party to the Agreement gives the other party notice of termination of the Agreement prior to the expiration of the then-current term.  The Agreement may be terminated at any time by EMS or the company.  However, in the event we terminate the engagement of EMS without cause, we will be required to make severance payments for a period of two years after, and at the consulting fee rate in effect at the time of, such termination and to continue to pay for certain medical and other benefit plans for such period.  Under the Agreement, EMS and Mr. Galliers-Pratt agree to be bound by certain non-competition and non-solicitation provisions, which are effective during the term of the Agreement and for a period of two years after termination of the Agreement.

EMS is a significant stockholder of the Company.  As reported in our definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2005, as of June 6, 2005, EMS held approximately 34% of our then-outstanding common stock.  Together, Rupert Galliers-Pratt and EMS directly or indirectly beneficially owned, as of June 6, 2005, approximately 52% of our then-outstanding common stock.  Rupert Galliers-Pratt has served as our President, Chief Executive Officer and Chairman of the Board of Directors since our inception in March 2004.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the Consulting Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference in this Item.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title
10.1	Consulting Agreement dated August 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: August 18, 2005	/s/ George Vaughn
George Vaughn
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Number	Title
10.1	Consulting Agreement dated August 17, 2005